UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2008
Merrill Lynch & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7182	13-2740599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 449-1000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
SIGNATURE

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
In preparing the Consolidated Financial Statements of Merrill Lynch & Co., Inc. (the “Company”) for the fiscal year ended December 28, 2007, the Company discovered an error affecting its consolidated statements of cash flows in certain prior periods that resulted in an overstatement of cash provided by financing activities, which was offset by a corresponding overstatement of cash used in operating activities. This error did not affect the Company’s consolidated statements of earnings/(loss), consolidated balance sheets, consolidated statement of changes in stockholders’ equity or consolidated statements of comprehensive (loss)/income. Accordingly, the Company’s total revenues, net income, earnings per share, total cash flows, cash and cash equivalents, regulatory capital, excess liquidity pool, and equity capital remain unchanged (in each case as described in the Company’s Annual Report on Form 10-K for the year ended December 28, 2007 (the “2007 10-K”)). The Company’s compliance with any financial covenants under its borrowing facilities was also not affected. This error was due to an adjustment that incorrectly reflected cash flows received from certain customer transactions. The adjustment resulted in an overstatement of cash flows received from derivatives financing transactions (financing activities) and was offset by a corresponding overstatement in cash flows used for trading liabilities (operating activities).
As a result, on February 21, 2008, management recommended to the Audit Committee of the Board of Directors that the Company’s previously issued consolidated statements of cash flows for each of the fiscal years ended December 29, 2006 and December 30, 2005, as well as its interim condensed consolidated statements of cash flows for the nine-month periods ended September 28, 2007 and September 29, 2006, the six-month periods ended June 29, 2007 and June 30, 2006 and the three-month periods ended March 30, 2007 and March 31, 2006, be restated to properly reflect these cash flows. The Audit Committee agreed with management’s recommendation and has authorized the filing of this report. Accordingly, the Company’s consolidated financial statements for these periods and the related reports of its independent registered public accounting firm should not be relied upon.
The Company’s 2007 10-K, which is being filed concurrently with this report, includes the restated consolidated statements of cash flows for each of the fiscal years ended December 29, 2006 and December 30, 2005. The Company will restate its interim condensed consolidated statements of cash flows for the three-, six- and nine-month periods ended March 30, 2007, June 29, 2007 and September 28, 2007.
The Company has discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm.
Presented below is a summary presentation of these cash flow restatements for each of:
•	the fiscal years ended December 29, 2006 and December 30, 2005;
•	the nine-month periods ended September 28, 2007 and September 29, 2006;
•	the six-month periods ended June 29, 2007 and June 30, 2006; and
•	the three-month periods ended March 30, 2007 and March 31, 2006.

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	As Previously
(Dollars in Millions)	Presented	Adjustment	As Restated

For the year December 29, 2006(1):
Trading liabilities	$(6,097)	$15,651	$9,554
Cash used for operating activities	(39,414)	15,651	(23,763)
Derivative financing transactions	16,259	(15,651)	608
Cash provided by financing activities	67,945	(15,651)	52,294

For the year ended December 30, 2005(1):
Trading liabilities	$(17,007)	$4,605	$(12,402)
Cash used for operating activities	(28,880)	4,605	(24,275)
Derivative financing transactions	6,347	(4,605)	1,742
Cash provided by financing activities	23,315	(4,605)	18,710

For the nine months ended September 28, 2007(1):
Trading liabilities	$5,096	$22,853	$27,949
Cash used for operating activities	(79,885)	22,853	(57,032)
Derivative financing transactions	22,849	(22,853)	(4)
Cash provided by financing activities	105,989	(22,853)	83,136

For the nine months ended September 29, 2006(1):
Trading liabilities	$2,954	$7,849	$10,803
Cash used for operating activities	(15,147)	7,849	(7,298)
Derivative financing transactions	8,219	(7,849)	370
Cash provided by financing activities	32,493	(7,849)	24,644

For the six months ended June 29, 2007(1):
Trading liabilities	$8,744	$12,846	$21,590
Cash used for operating activities	(46,086)	12,846	(33,240)
Derivative financing transactions	12,818	(12,846)	(28)
Cash provided by financing activities	57,527	(12,846)	44,681

For the six months ended June 30, 2006(1):
Trading liabilities	$6,078	$4,630	$10,708
Cash used for operating activities	(10,394)	4,630	(5,764)
Derivative financing transactions	4,959	(4,630)	329
Cash provided by financing activities	16,400	(4,630)	11,770

For the three months ended March 30, 2007(1):
Trading liabilities	$5,654	$5,688	$11,342
Cash used for operating activities	(31,806)	5,688	(26,118)
Derivative financing transactions	5,627	(5,688)	(61)
Cash provided by financing activities	32,455	(5,688)	26,767

For the three months ended March 31, 2006(1):
Trading liabilities	$(2,010)	$3,091	$1,081
Cash used for operating activities	(8,506)	3,091	(5,415)
Derivative financing transactions	3,125	(3,091)	34
Cash provided by financing activities	10,869	(3,091)	7,778

(1) There was no change in cash and cash equivalents for any of the periods restated.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)
By:	/s/ Nelson Chai
Nelson Chai
Executive Vice President and Chief Financial Officer

By:	/s/ Christopher B. Hayward
Christopher B. Hayward
Finance Director and Principal Accounting Officer

Date: February 25, 2008

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